UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2021

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SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 701-4737

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 8, 2021, Select Interior Concepts, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Astro Stone Intermediate Holding, LLC (“Parent”), a Delaware limited liability company and affiliate of Sun Capital Partners, Inc. (“Sun”), and Astro Stone Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).  Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share (each, a “Share”)  of Class A Common Stock, par value $0.01 per share (“Company Stock”), of the Company (other than Shares that are held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”)) will be cancelled and converted into the right to receive $14.50 per Share in cash, without interest (the “Merger Consideration”).

At or immediately prior to the Effective Time, (i) each outstanding service-based restricted stock unit of the Company (each, a “Company RSU”) shall be canceled, and the Company shall pay each such holder at or promptly after the Effective Time for each such Company RSU an amount in cash equal to the Merger Consideration, (ii) each outstanding performance-based restricted stock unit of the Company (each, a “Company PSU”) shall be canceled, and the Company shall pay each such holder at or promptly after the Effective Time for each such Company PSU an amount in cash equal to the Merger Consideration and (iii) each outstanding restricted share of Company Stock (collectively, “Company Restricted Stock”) shall be canceled, and the Company shall pay each such holder at or promptly after the Effective Time for each such Company Restricted Stock an amount in cash equal to the Merger Consideration.

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of, the Company and its stockholders, (ii) declared advisable and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (iii) directed that the approval of the Merger Agreement be submitted to a vote at a special meeting of the stockholders of the Company, and (iv) resolved to recommend that the stockholders of the Company approve the Merger Agreement (the “Company Board Recommendation”).

Consummation of the Merger is subject to the satisfaction or (to the extent permitted by law) waiver of specified closing conditions, including (i) the approval of the Merger Agreement by the affirmative vote of the holders of a majority of all of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”), (ii) the absence of any law, judgment, ruling, action, injunction or order that restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement, (iii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iv) the Company not experiencing a Material Adverse Effect (as defined in the Merger Agreement) and (v) other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject in the case of this clause (v) to certain qualifications as to materiality).

Consummation of the Merger is not subject to Parent obtaining any financing for or related to the transactions contemplated by the Merger Agreement.  In connection with the execution of the Merger Agreement, Parent has entered into an equity commitment letter with an affiliate of Sun and a debt commitment letter pursuant to which the financing sources named therein have agreed to provide financing for the transaction, subject to the terms and conditions of such commitment letters.  The Company has agreed to use reasonable best efforts to cooperate with Parent to obtain Parent’s debt financing in connection with the Merger.

The Merger Agreement includes customary representations and warranties of the Company, Parent and Merger Subsidiary. Many of the representations made by the Company are subject to and qualified by a Material Adverse Effect standard (as defined in the Merger Agreement). The Company, Parent and Merger Subsidiary have also made certain covenants in the Merger Agreement regarding the operation of its business and that of its subsidiaries, as applicable, prior to the Effective Time.

The Company is also subject to customary “no-shop” restrictions requiring, among other things, that the Company not, and requiring that the Company cause its representatives not to, solicit acquisition proposals from third parties, provide information to or participate in any discussions or negotiations with third parties regarding acquisition proposals, enter into any acquisition agreement with respect to an acquisition proposal, or withdraw or change the Company Board Recommendation.  However, the Company Board may, subject to certain conditions and requirements, respond to unsolicited proposals from third parties. Further, subject to certain conditions and requirements, including first providing Parent customary match rights, the Company Board is permitted to withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement, in each case, if, in connection with the receipt of an alternative proposal, the Company Board determines in good faith that (x) such alternative proposal constitutes or would reasonably be expect to lead to a superior proposal and (y) a failure to effect such a withdrawal of recommendation could be inconsistent with its fiduciary duties. In addition, subject to certain conditions and requirements, including first providing Parent customary match rights, the Company Board may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known or foreseeable as of the date of the Merger Agreement, it determines in good faith that a failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties.

The Merger Agreement may be terminated by each of the Company and Parent under certain circumstances, including (i) by either the Company or Parent if the Merger is not consummated by December 31, 2021 (the “Outside Date”), (ii) by Parent, if prior to obtaining the Company Stockholder Approval, the Board adversely changes the Company Board Recommendation (an “Adverse Recommendation Change”), (iii) by the Company, if prior to obtaining the Company Stockholder Approval, the Company enters into an agreement concerning a superior proposal or (iv) by the Company, if Parent fails to consummate the Merger within three business days of being required to do so pursuant to the terms of the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of approximately $15.4 million, including if (i) the Company terminates the Merger Agreement to enter into a superior proposal or (ii) Parent terminates the Merger Agreement following an Adverse Recommendation Change. The Merger Agreement further provides that, upon termination of the Merger Agreement because of a failure to obtain the Company Stockholder Approval, the Company will be required to reimburse certain of Parent’s expenses up to a cap of approximately $2.1 million.  If the Company terminates the Merger Agreement because Parent fails to consummate the Merger within three business days of being required to do so pursuant to the terms of the Merger Agreement, Parent will be required to pay the Company a termination fee of approximately $30.8 million.

Voting Agreements

In connection with the execution of the Merger Agreement, on August 8, 2021, the Company entered into a Voting Agreement (the “Solace Voting Agreement”) by and among the Company, Parent and certain stockholders of the Company affiliated with Solace Capital Partners, L.P. (collectively, the “Solace Significant Stockholders”), pursuant to which the Solace Significant Stockholders have agreed, among other things, to vote all of their shares (which represents approximately 15.8% of the outstanding Shares of Company Stock) in favor of the Merger and approval of the Merger Agreement.  Brett G. Wyard, a managing partner of the general partner of each of Solace Capital Partners, L.P. and Solace General Partner, LLC, serves on the Company’s Board and is its Chairman.

In connection with the execution of the Merger Agreement, on August 8, 2021, the Company also entered into a Voting Agreement (the “B. Riley Voting Agreement” and, together with the Solace Voting Agreement, collectively, the “Voting Agreements”) by and among the Company, Parent and certain stockholders of the Company affiliated with B. Riley Financial, Inc. (collectively, the “B. Riley Significant Stockholders” and, together with the Solace Significant Stockholders, collectively, the “Significant Stockholders”), pursuant to which the B. Riley Significant Stockholders have agreed, among other things, to vote all of their shares (which represents approximately 12.6% of the outstanding Shares of Company Stock) in favor of the Merger and approval of the Merger Agreement.  Bryant R. Riley, the Chairman and Co-Chief Executive Officer of B. Riley Financial, Inc., is a member of the Company’s Board.

The Voting Agreements will terminate upon the earliest of (a) the time the Company Stockholder Approval is obtained, (b) the Effective Time, (c) the termination of the Merger Agreement in accordance with its terms and (d) the effectiveness of certain amendments to the Merger Agreement without each Significant Stockholders’ prior consent.

Copies of the Merger Agreement, the Solace Voting Agreement and the B. Riley Voting Agreement are attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Voting Agreements are qualified in their entirety by reference to the full texts of the Merger Agreement and the Voting Agreements.  The Merger Agreement and the Voting Agreements have been filed to provide information to investors regarding their terms. They are not intended to provide any other factual information about the Company, Parent, Merger Subsidiary or the Significant Stockholders, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement, the Voting Agreements and these summaries should not be relied upon as disclosure about the Company, Parent, Merger Subsidiary or the Significant Stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or the Voting Agreements or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger

Subsidiary, the Significant Stockholders or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement and the Voting Agreements are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Cautionary Forward-Looking Statements

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this report contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the SEC. The matters discussed in this report may also involve risks and uncertainties concerning the Company’s services described in the Company’s filings with the SEC. In particular, see the risk factors described in the Company’s most recent Form 10-K and Form 10-Q. Additional factors may include the effect of the announcement of the Merger and related transactions on the Company’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee to Parent; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; and the failure to satisfy conditions to completion of the Merger, including the receipt of all required regulatory clearances related to the Merger. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company’s ongoing obligations to disclose material information as required by the federal securities laws, the Company does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Company stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.selectinteriorconcepts.com or by contacting the Company’s Investor Relations Department by email at ir@sicinc.com at or by phone at (470) 548-7370.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 7.01     Regulation FD Disclosure.

On August 9, 2021, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information, including Exhibit 99.1 attached hereto, in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description

2.1	Merger Agreement, dated August 8, 2021, by and among Select Interior Concepts, Inc., Astro Stone Intermediate Holding, LLC and Astro Stone Merger Sub, Inc.

10.1

Voting Agreement, dated August 8, 2021, by and among Astro Stone Intermediate Holding, LLC, Select Interior Concepts, Inc., and the stockholders of Select Interior Concepts, Inc. listed on Schedule A and the signature pages thereto.

10.2

Voting Agreement, dated August 8, 2021, by and among Astro Stone Intermediate Holding, LLC, Select Interior Concepts, Inc., and the stockholders of Select Interior Concepts, Inc. listed on Schedule A and the signature pages thereto.

99.1	Press Release dated August 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ L.W. Varner, Jr.
Name: L.W. Varner, Jr.
Title: Chief Executive Officer